Exhibit 99.1

LAZANDA

(A Product Line of Archimedes Pharma Ltd.)

Financial Statements

December 31, 2012 and 2011

(With Independent Auditors’ Report Thereon)

Independent Auditors’ Report

The Board of Directors

Archimedes Pharma Ltd.:

Report on the Financial Statements

We have audited the accompanying statements of assets acquired and liabilities assumed by Depomed, Inc. (Depomed) pursuant to an Asset Purchase Agreement (Asset Purchase Agreement) dated July 29, 2013, of Lazanda (a Product Line of Archimedes Pharma Ltd.) as of December 31, 2012 and 2011 and related statements of net revenues and direct expenses for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the financial statements based on our audits. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly in all material respects, the assets acquired and liabilities assumed of Lazanda as of December 31, 2012 and 2011, and the net revenues and direct expenses for the years then ended, in accordance with U.S. generally accepted accounting principles.

Emphasis of Matter

As described in note 2, the financial statements referred to above have been prepared on a basis consistent with the Asset Purchase Agreement between Archimedes and Depomed and are not intended to be a complete presentation of the financial position or results of operations of Lazanda.

/s/ KPMG LLP

Short Hills, New Jersey
September 27, 2013

LAZANDA

(A Product Line of Archimedes Pharma Ltd.)

Statements of Assets Acquired and Liabilities Assumed

December 31, 2012 and 2011 and

June 30, 2013

(U.S. dollars in thousands)

	December 31		June 30,
	2012	2011	2013
			(Unaudited)
Assets acquired:
Inventory, net:
Finished goods	$792	1,041	145
Work in process	126	96	133
Raw materials and components	1,018	2,232	647
Total inventory, net	1,936	3,369	925
Machinery and equipment, net	407	470	375
Total assets acquired	$2,343	3,839	1,300
Liabilities assumed:
Accrued expenses	$240	—	240
Total liabilities assumed	$240	—	240

See accompanying notes to financial statements.

LAZANDA

(A Product Line of Archimedes Pharma Ltd.)

Statements of Net Revenues and Direct Expenses

Years ended December 31, 2012 and 2011 and

the six-month periods ended June 30, 2013 and 2012

(U.S. dollars in thousands)

			Six month periods ended
	Year ended December 31		June 30
	2012	2011	2013	2012
			(Unaudited)
Net product revenue and cost of goods sold:
Net product revenue	$984	52	1,622	510
Cost of product sold	1,610	1,349	1,032	36
Gross profit(loss)	(626)	(1,297)	590	474
Direct costs and operating expenses:
Marketing and selling	16,056	17,227	4,410	12,140
Distribution and supply	1,122	945	110	560
Research and development	4,159	3,665	1,220	2,480
General and administrative	7,073	5,287	1,770	5,560
Total direct costs and operating expenses	28,410	27,124	7,510	20,740
Net revenue less product expenses	$(29,036)	(28,421)	(6,920)	(20,266)

See accompanying notes to financial statements.

LAZANDA

(A Product Line of Archimedes Pharma Ltd.)

Notes to Financial Statements

December 31, 2012 and 2011

(1)                            Description of Business

Pursuant to an Asset Purchase Agreement, dated as of July 29, 2013 (the Asset Purchase Agreement), Archimedes Pharma U.S. Inc., Archimedes Development Ltd. and Archimedes Pharma Ltd (collectively, Archimedes) agreed to sell to Depomed, Inc. the rights to sell the Lazanda product in the United States (U.S.) and Canada, along with certain related assets and agreements including supply, distribution, and manufacturing contracts.

Archimedes received U.S. Food and Drug Administration (FDA) approval in June 2011 to market Lazanda (fentanyl pectin nasal spray) (Lazanda or the Product) in the U.S. for the management of break-through pain in opioid-tolerant cancer patients. Archimedes launched the Product in the U.S. in October 2011.

(2)                            Basis of Presentation

The statements of net revenues and direct expenses of Lazanda have been prepared in accordance with accounting principles generally accepted in the United States of America. These statements were prepared for the purpose of complying with the rules and regulations of Rule 3-05 of Regulation S-X of the Securities and Exchange Commission. The net revenues and direct expenses have been derived from the historical accounting records of the Archimedes. Historically, financial statements have not been prepared for Lazanda as Archimedes did not maintain separate discrete financial statements of the Lazanda product line. The statements of net revenues and direct expenses set forth the net revenues and direct expenses attributable to Lazanda and do not purport to reflect all the costs, expenses, and resultant results of operations had Lazanda been operated as a stand-alone, separate company. Net revenues include gross sales less product-specific sales returns, cash discounts, government and commercial rebates, and customer chargebacks. Direct expenses consist principally of Product related cost of sales, distribution, marketing, selling, regulatory, development and administrative expenses.

As noted in note 6, general corporate overhead such as corporate management and administrative services are performed by Archimedes and allocated to its business units. These costs have been excluded from the statements of net revenues and direct expenses as there is no reasonable basis to allocate them to the Product. Costs of product sold primarily includes the purchase price of raw materials, components and packaging materials, contract manufacturing service costs and shipping costs to the warehouse. Cost of product sold also includes third party royalty expense which amounted to $41,000 and $2,000 for the years ended December 31, 2012 and 2011, respectively.

Marketing and selling expense includes the cost of the Lazanda commercial team, including product line management, sales force, marketing, trade relations and commercial contracting and expenses related to promotional activities, educational materials, sales meetings and conferences, and market research. Lazanda was launched in late 2011 and therefore these expenses represent a significant portion of total operating expense in 2012 and 2011.

Distribution and supply expense includes the management of Product logistics including warehousing, order processing, shipments, billing and collections.

Research and development expense includes clinical, medical affairs, regulatory affairs and pharmacovigilance personnel costs, systems costs and related fees.

(Continued)

LAZANDA

(A Product Line of Archimedes Pharma Ltd.)

Notes to Financial Statements

December 31, 2012 and 2011

General and administrative expense includes direct Product support costs for functional areas such as finance, human resources, IT, legal and facilities.

Included in marketing and selling expenses and general and administrative expenses for the six month period June 30, 2012 are one-time charges for consulting expenses of $950,000 related to a study of the U.S. market for Lazanda and competing products as well as a charge of $2,200,000 related to the downsizing of the U.S. Lazanda workforce in late May 2012.

(3)                            Summary of Significant Accounting Policies

(a)                     Revenue Recognition

Lazanda is sold to wholesale pharmaceutical distributors, our customers, at wholesale acquisition cost and are subject to specified rights of return. We defer recognition of revenue on product shipments of Lazanda to our customers until the right of return no longer exists, which occurs at the earlier of the time Lazanda units are dispensed through patient prescriptions or expiration of the right of return. Revenue from the sale of the Product is recognized net of applicable discounts and allowances. We estimate patient prescriptions dispensed based on TIRF REMS (Risk Evaluation and Mitigation Strategy) mandated data. REMS is required by the FDA to minimize the risk of misuse, abuse, addiction, overdose and other complications. Pharmacies, distributors, and prescribers are required to enroll in the REMS program to dispense, distribute and prescribe Lazanda. Patients must also enroll in REMS to use the Product.

(b)                     Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates. As discussed in note 2, the financial statements exclude certain amounts that are not necessarily indicative of the costs and expenses that would have resulted if the Lazanda Product Line had been operated as a separate entity.

(c)                      Rebates and Chargebacks, Cash Discounts, and Sales Returns

Revenue is recorded net of provision, made at the time of sale for rebates, chargebacks and cash discounts, as described below. Archimedes entered into contracts with certain managed care organizations to provide access to Lazanda through formularies. Based on the managed care organization’s market share performance and utilization of Lazanda, the organization receives managed care rebates from Archimedes. Managed care rebates charged to Lazanda are determined by estimating the actual usage of the Product by managed care participants covered by the contracted prices. In addition, during 2011 a discount of $215,000 was provided to wholesalers for the initial stocking of Lazanda during the product launch.

Wholesaler Fee for Services are amounts credited to wholesalers to reimburse the wholesaler for certain expenses in connection with the storage and distribution services provided.

Archimedes offers a cash discount to customers if invoices are paid within a certain time period.

(Continued)

LAZANDA

(A Product Line of Archimedes Pharma Ltd.)

Notes to Financial Statements

December 31, 2012 and 2011

(d)                     Inventory

Inventory is stated at the lower of cost or market. Cost is generally determined on a first in, first out basis and includes expenditures incurred in acquiring the inventory, production or conversion costs and other costs to bring the inventory to its finished goods condition. A provision for impairment of inventories is established when there is objective evidence that the inventory cannot be sold due to, for example, the expiry of product life. The amount of the provision is the difference between the asset’s carrying amount and the net realizable value.

(e)                      Subsequent Events

The Company evaluated subsequent events through September 27, 2013, the date on which the financial statements were issued. The Company concluded there were no subsequent events to disclose.

(4)                          Net Product Revenues

Returns, chargebacks, and discounts and rebates charged to gross product revenues are as follows (U.S. dollars in thousands):

	Years ended December 31
	2012	2011
Lazanda:
Gross product revenues	$1,389	724
Returns	(30)	(87)
Wholesaler Fee for Service	(289)	(283)
Discounts and rebates	(86)	(302)
	$984	52

(5)                            Assets Acquired and Liabilities Assumed

In addition to the assets included in the Statement of Assets Acquired and Liabilities Assumed, certain other assets and liabilities were included in the Asset Purchase Agreement. Those assets are primarily intangible assets and royalty payments to be paid by Depomed, Inc. to Archimedes Pharma, Ltd. on a go forward basis. The intangible assets had no historical cost book value as of the transaction date.

In addition, cost of product sold includes a charge of $1,538,000 and $1,337,000 for the years ended December 31, 2012 and 2011, respectively, and a charge of $961,000 for the six months ended June 30, 2013 for obsolete stock which is recorded on the statements of net revenues and direct expenses. Machinery and equipment has an estimated useful life of 10 years and was acquired primarily in 2009, with some additional acquisitions in 2010 and 2011. Liabilities of $240,000 were assumed in connection with obligations related to retaining exclusivity over certain manufacturing and supply agreements.

(Continued)

LAZANDA

(A Product Line of Archimedes Pharma Ltd.)

Notes to Financial Statements

December 31, 2012 and 2011

(6)                            Corporate Services (Unaudited)

Archimedes performed certain corporate functions for its businesses for the years ended December 31, 2012 and 2011, including, but not limited to, corporate management and administrative services. Cost allocations were made on a business unit basis, not on a product line basis. The costs of these corporate services allocated to Archimedes Pharma US Inc. were $6,400,000 and $9,920,000 in 2012 and 2011, respectively. These costs have been excluded from the statements of net revenues and direct expenses as there is no reasonable basis to allocate them to the Product.

(7)                            Selected Cash Flow Information (Unaudited)

The preparation of complete statements of cash flows was not practicable because of the integration of Lazanda into the total operations of Archimedes Pharma Ltd. prior to the divestiture of Lazanda. As such, below is selected cash flow information specific to Lazanda (U.S. dollars in thousands):

	Years ended December 31		Six months ended June 30
	2012	2011	2013	2012
Source/(use) of cash:
Net revenue less operating expenses	$(29,036)	(28,421)	(6,920)	(20,266)
Change in inventory	1,433	(4,350)	1,011	50
Purchases of equipment	—	(28)	—	—
Net selected cash flows	$(27,603)	(32,799)	(5,909)	(20,216)